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                                                                    EXHIBIT 5.01

                      [LETTERHEAD of BAKER & HOSTETLER LLP]

                                December 23, 2003

State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976

         Re: Registration Statement on Form S-4 with respect to $100,000,000 aggregate principal amount of 6 1/4% Senior Notes due 2013 of State Auto Financial Corporation

Ladies and Gentlemen:

         We have acted as counsel for State Auto Financial Corporation, an Ohio corporation (the "Issuer"), in connection with (i) the offer to exchange (the "Exchange Offer") up to $100,000,000 aggregate principal amount of the Issuer's 6 1/4% Senior Notes due 2013 (the "Exchange Notes") for its $100,000,000 aggregate principal amount 6 1/4% Senior Notes due 2013 (the "Original Notes") that are presently outstanding and (ii) the preparation of the registration statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission by the Issuer for the purpose of registering the Exchange Notes under the Securities Act of 1933, as amended (the "Act"). The Original Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of November 13, 2003 (the "Indenture"), between the Issuer and Fifth Third Bank, as Trustee.

         In connection with the foregoing, we have examined such records of the Issuer and such other documents as we deem necessary to render this opinion.

         Based on such examination, we are of the opinion that, when the Exchange Notes, substantially in the form as set forth in Exhibit 4.02 to the Registration Statement, have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Original Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Exchange Notes will be valid and binding obligations of the Issuer and will be entitled to the benefits of the Indenture.

         We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

                                            Sincerely,

                                            /s/ Baker & Hostetler LLP
                                            BAKER & HOSTETLER LLP